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                                                                   Exhibit 10.52


                          CAPITAL CONSULTING AGREEMENT

This Capital Consulting Agreement ("Agreement") is made this 26th day of February 2001, between Entrepreneur Advisors, Inc., an Illinois corporation with its principal office located at 13 N. Washington Avenue Park Ridge, IL 60068-3537 ("EAI") and Biomed Research Technologies, Inc., a Florida Corporation with its principal office located at 3509 Cord Grass Dr, Valrico, FL 33594. ("BIOMED").

                                   WITNESSETH

WHEREAS, EAI is in the business of assisting clients in raising capital including assisting in the structure of the organization, preparation of business plan, preparation of financial offering package, providing marketing assistance and assisting in financial presentations.

WHEREAS, BIOMED desires to engage EAI to render, and EAI desires to render to BIOMED certain financing and marketing services as set forth herein.

NOW, THEREFORE, in consideration of premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. SERVICES OF CONSULTANT

         EAI agrees to provide marketing services, assistance and recommendations surrounding various objectives. Services include, but are not limited to, the following:

         (a) EAI shall assist BIOMED in structuring the financing transaction, their company and equity holdings before and after the implementation of any proposed transactions discussed in the PPM(s).

         (b) EAI shall assist in the preparation of a private placement memorandum ("PPM") in order to solicit accredited investors participation in an equity offering by BIOMED. Preparation of the PPM shall utilize BIOMED information to complete the financial, marketing and business information required for the PPM. EAI shall be allowed to consult with outside securities attorneys during the preparation of these documents.

         (c) EAI will assist in the marketing to qualified "Accredited" investors interested in providing investment capital to BIOMED. Assistance shall include participation and presentations at meetings with "Accredited" Investors in order to explain the company proposals and objectives. The "Accredited" Investors shall be contacted by BIOMED personnel and their contacts or though EAI personnel and their contacts. "Accredited" Investors shall be defined in accordance with the rules set forth by the Securities and Exchange Commission ("SEC").

         (d) EAI shall be allowed to introduce BIOMED to "Accredited" Investors not solicited directly by BIOMED personnel or their contacts. Any proposed meetings with "Accredited" Investors set up by EAI must receive approval from BIOMED prior to finalizing any appointment.

         (e) To the extent required by BIOMED, EAI shall utilize its InvestorProtector(TM) Program ("IPP") in order to provide "Accredited" Investors with guaranteed returns of their invested principal. EAI, or its designee, shall be the sole agent responsible for establishing any trusts and acquiring any guarantee products required by the IPP program.
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         (f)      EAI will structure buy-sell arrangements for the protection of the current key shareholders. In addition, to provide additional protection for the investors and to the extent required by BIOMED, EAI shall structure a keyman insurance program on the key officers.

2. RESPONSIBILITIES OF BIOMED

         In connection with the retention of EAI, BIOMED agrees to the following:

         (a) BIOMED shall provide information needed to make proper presentations to qualified investors. Information may include marketing materials including brochures and other sales materials. Other information needed may include business structure, financial statements, budgets, information on products or services, markets or management information, competition, future expectations and other pertinent reasonable information requested by EAI.

         (b) BIOMED shall designate an individual representative to coordinate all information requested by EAI. The representative should be an executive who is knowledgeable about the business history as well as the future expectations. The representative shall be responsible for timely responses to all information requests in order to minimize the time required to obtain funding.

         (c) BIOMED shall include Laurence A. Madison and Harry C. Green as directors of the corporation or entity discussed in the PPM. BIOMED shall be responsible for providing all directors and officers with insurance protection for any errors, omissions and any other professional liability associated with the duties of directors and /or officers.

         (d) BIOMED shall provide EAI with a listing of all vendors, clients, consultants and independent contractors who have transacted business with BIOMED, or it's predecessor or affiliated entitiy(ies) in the past two years. BIOMED authorizes EAI to use this information in developing and implementing a marking strategy for raising capital.

         (e) BIOMED shall be primarily responsible for arranging meetings with "Accredited" Investors. BIOMED shall allow EAI to set up meetings with "Accredited" Investors but shall retain authority to approve meeting prior to setting appointment.

         (f) BIOMED shall have the authority to accept or reject any proposed meetings with "Accredited" Investors proposed by EAI or EAI personnel.

         (g) BIOMED provides EAI with the full authority to implement the InvestorProtector(TM) Program ("IPP") required to guarantee the investors principal investment. The IPP arrangement is subject to BIOMED's approval. BIOMED appoints EAI, or its designee, as the sole agent responsible for establishing any trusts and acquiring any guarantee products required by the IPP program.

         (h) BIOMED understands that a final review of the PPM will be conducted by a qualified independent attorney prior to meeting with accredited investors. EAI shall be responsible for retaining counsel for this engagement. BIOMED may use the EAI attorney or provide their own securities attorney for this final review. BIOMED acknowledges that an independent attorney not familiar with the process may cause delays in the implementation of the offering.
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3. RESPONSIBILITIES OF EAI

         All information furnished by BIOMED to EAI in connection with the relationship, which is the subject of this letter, is acknowledged to be confidential and to be used exclusively by EAI to perform their services pursuant to this Agreement.

4. BASIS OF PROVIDING ADVICE

         BIOMED acknowledges that EAI obtains information from a wide variety of publicly available sources and that EAI has no sources, and does not claim to have sources, of inside or private information. The recommendations and documentation developed by EAI may be based upon advice provided by independent professionals such as attorneys or accountants and neither EAI nor its financial advisors can guarantee the results of any recommendations. BIOMED at all times may elect unilaterally to follow or ignore completely or in part, any information or counsel given by EAI under this Agreement. Since the services performed under this Agreement are advisory in nature, BIOMED expressly agrees that EAI shall not be held liable relating to the performance of services hereunder, as long as EAI provides these services in good faith. The parties agree that this provision is not a waiver of BIOMED's rights in the event EAI has breached any fiduciary responsibility to BIOMED.

5. LEGAL SERVICES

         It is understood and agreed that EAI will not provide any legal advice nor prepare any final legal documents. EAI will provide IPP documents that have been reviewed by their attorney.

6. FEES TO EAI

         In consideration for EAI providing special services in accordance with this Agreement, BIOMED will pay to EAI, initial fees, fees based on the amount of funds actually received and reimbursement of all reasonable approved out-of-pocket expenses incurred as a result of this engagement. The amounts of such fees and timing of payment shall be as follows:

         (a) Initial fee: An initial fee of Twelve Thousand Five Hundred ($12,500.00) Dollars shall be paid to EAI. The initial fee shall be reduced by payments previously made to Investor Life Services, Inc. ("ILS") or its affiliates in connection with the Capital Made Easy Platinum Program Fee or in connection with the InvestorProtector(TM) License Fee. All initial fees or balance thereof shall be paid upon the signing of this agreement. This initial fee shall be nonrefundable under any circumstances.

         (b) Upon receipt of funds, a percentage of all collected funds shall be immediately due and payable to EAI as follows:

                  (1) Where EAI introduces BIOMED to the source of funds and such source commits funds to BIOMED, EAI shall receive 15% of all gross funds received; and,

                  (2) Where EAI introduces BIOMED to the source of funds and such source commits funds to BIOMED on or before 45 days after the date of this agreement, then EAI shall receive a bonus of 10% of all gross funds received. This bonus payment is in addition to any fees due under Section 6(b)(1) above; and,

                  (3) Where EAI does not provide the introduction for the source of funds but participates in the sale or presentation process, EAI shall receive 5% of all
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                          gross funds received regardless of whether or not the
                          IPP Program is utilized. Where EAI does not participate in the sale or presentation process to a specific investor, EAI shall not receive any percentage of gross funds received from the specific investor.

                  (4) For purposes of this section, gross funds received includes all funds contributed by a specific investor or lender reduced only for amounts contributed to the applicable Irrevocable InvestorProtector(TM) Trust (if any). No other adjustments or reductions will be made in determining gross funds received.

                  (5) EAI will be deemed to participate in the sale or presentation process where

                          i. At the request of BIOMED, its affiliates, shareholders, officers, directors, controlling persons, employees, attorneys, authorized independent contractors and/or agents, EAI communicates with a specific investor regarding BIOMED or a potential structure of a transaction involving BIOMED, or

                          ii. EAI has communication with a specific investor or has contact through presentations or other meetings with a specific investor.

                          iii. For purposes of Section 6, communication shall include any meetings or correspondence, written or verbal, conducted in person, by phone, by fax, by electronic means or by any other means of communication recognized by normal business practices. Length and/or time of communication is irrelevant for purposes of
                                  Section 6.

                  (6) BIOMED agrees to pay any outside sales fees including brokers for all transactions under this agreement.

         (c) BIOMED shall reimburse all reasonable out of pocket expenses incurred on behalf of EAI in connection with this project. Expenses shall include all travel and administrative expenses incurred during the engagement, outside legal expenses, security filing fees, trust fees, escrow fees and any other fees associated with the closing of the IPP program or offering program. BIOMED approval shall be requested for non-travel related expenditures that are expected to exceed $1,000. EAI will send requests for expense approvals to BIOMED's office via fax, e-mail or written correspondence. Approval will be deemed accepted if no response is received from BIOMED within 72 hours of the request. All expense reimbursements shall be paid by BIOMED to EAI within ten (10) business days of billing for reimbursement. EAI will issue billings for reimbursed expenses on a monthly basis.

         (d) Equity Participation. BIOMED agrees to provide EAI with a 5% equity interest in every PPM or transaction (determined at the end of such transaction) provided under this agreement upon successful completion of the respective PPM or transaction. Successful completion of the PPM or transaction is defined as obtaining 90% or more of the requested funding in the PPM or transaction. EAI reserves the right to assign any portion of the equity interests earned under this agreement.

         (e) Where the InvestorProtector(TM) Program is used in any PPM or funding program as provided within this agreement, BIOMED agrees to enter into a license agreement for each separate PPM or funding program. Fees for the IPP shall be set forth in the
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                  respective license agreement. Such IPP fees shall be in
                  addition to any other fees set forth under this agreement.

         (f) EAI agrees to absorb the percentage fees based on funding payable to CEA Team, Inc. This agreement applies only to the percentage of funds fees as agreed to by BIOMED under any prior agreement with the CEA Team, Inc, as an entity or individually with Eric Golden, Donna Bastien or Jerry Fink.

7. TERMINATION

         7.1 EAI or BIOMED may terminate this Agreement upon thirty (30) calendar days written notice to the other party pursuant to the notice provisions set forth in Section 9.2. EAI may terminate this Agreement immediately if BIOMED, its officers or representatives act or request action in a fraudulent, illegal or immoral manner. BIOMED may terminate this Agreement immediately if EAI, its officers or representatives act or request action in a fraudulent, illegal or immoral manner.

         7.2 In the event of termination, by either party, for any reason whatsoever, BIOMED shall reimburse EAI all those reasonable expenses incurred prior to the date of termination that have yet to be reimbursed. EAI shall submit all final expense reimbursement invoices to BIOMED within ten (10) business days after the date of termination. BIOMED agrees that within ten
                  (10) business days after receipt of such final expense reimbursement invoice, it will remit payment to EAI.

                  If BIOMED terminates this agreement with or without cause, "unreimbursed expenses" shall include, but not limited to, all EAI professional time incurred on this engagement prior to the date of termination. Professional time shall be computed on hourly rates ranging from $400 per hour to $75 per hour depending on the personnel performing the engagement. For this purpose, total billing for professional time will be limited to $100,000 under this agreement. All prior payments including the initial fee shall be offset against the total amounts determined by EAI to be due upon termination.

         7.3 In the event of a breach by either party, this Agreement shall terminate automatically upon the occurrence of the breach.

         7.4 For a period not to exceed three hundred and sixty (365) days after the date of termination, BIOMED agrees to be bound to the terms and conditions of Section 6 and agrees to compensate EAI in accordance with such terms and conditions, if BIOMED directly or indirectly, in partnership or association with any other person or entity, or as an agent of such other person or entity, solicits and obtains funds from an investor with whom EAI has communicated prior to such termination.

8. INDEMNITY

         8.1 BIOMED agrees to indemnify and hold EAI and its shareholders, officers, directors, controlling persons, employees, attorneys and agents harmless from any and all claims, losses or expenses, including legal fees and costs, resulting from any misrepresentation or breach of warranty, covenant or agreement made by BIOMED herein. BIOMED shall indemnify EAI and hold it harmless from all indemnified amounts incurred or suffered by EAI arising out of any claim with respect to which BIOMED has liability pursuant to this Section 8.1
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         8.2      EAI agrees to indemnify and hold BIOMED and its shareholders, officers, directors, controlling persons, employees, attorneys and agents harmless from any and all claims, losses or expenses, including legal fees and costs, resulting from any misrepresentation or breach of warranty, covenant or agreement made by EAI herein. EAI shall indemnify BIOMED and hold it harmless from all indemnified amounts incurred or suffered by BIOMED arising out of any claim with respect to which EAI has liability pursuant to this Section 8.2

         8.3 In the event that a party (hereinafter the "Indemnified Party") shall become aware of facts or events giving rise to obligations of the other party (hereinafter the "Indemnifying Party") to indemnify under this Section 8, the Indemnified Party shall so notify the Indemnifying Party in writing, setting forth specifically the obligations with respect to which the claim is made, the facts giving rise to and the alleged basis for such claim, and if known or reasonably ascertainable, the amount of the liability asserted or that may be asserted by reason thereof. Such notice shall be given within fifteen (15) business days of the discovery of facts that constitute the basis for the existence of a claim of indemnity or within fifteen (15) business days of assertion of a claim against the Indemnified Party which may rise to a claim or indemnity, whichever shall occur first. In the event of assertion of a claim which may give rise to a right of indemnity, the Indemnifying Party shall have the right to assume the entire control of the defense, compromise or settlement thereof, subject to the right of the Indemnified Party to participate at its expense and with counsel of its own choice in such defense, compromise or settlement. In the event that the Indemnified Party shall elect solely to defend or compromise such claim, the Indemnifying Party shall be discharged from liability in connection therewith.

9. GENERAL AND MISCELLANEOUS

         9.1 Further Assurances. Each of the parties shall execute such other documents and take such other action as may be necessary or desirable to carry out the terms of this Agreement.

         9.2 Notices. All notices provided for herein shall be in writing and shall be deemed to have been given or made (i) when served personally; or, (ii) five (5) days after being deposited in the United States Mail, certified mail, return receipt requested, postage prepaid; or, (iii) when actually delivered by a recognized overnight, air freight delivery service after deposit with such delivery service with an accurately completed air bill, addressed,

                        If to BIOMED:       Biomed Research Technologies, Inc.
                                            3509 Cord Grass Dr.
                                            Valrico, FL 33594

                                            Attn: Steve Rosner

                        If to EAI:          Entrepreneur Advisors, Inc.
                                            13 N. Washington Avenue
                                            Park Ridge, IL 60068-3537

                                            Attn: Laurence A. Madison

                  Facsimile notices or notices via electronic mail are not considered adequate notice.
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         9.3      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         9.4 Benefits. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         9.5 Governing Law. This Agreement shall be governed by, enforced and interpreted under the laws of the State of Illinois. The parties agree that the most appropriate venue for any dispute involving this Agreement or its subject matter is the United States District Court for the Northern District of Illinois - Eastern Division, if jurisdiction of that court is lacking, the Cook County Circuit Court, Cook County, Illinois; and they waive any objection to either venue that could otherwise be raised.

         9.6 Entire Agreement, Amendment, Assignment. This Agreement represents the entire agreement and understanding of the parties hereto and all prior or concurrent agreements, understandings, representations and warranties, whether written or oral, in regard to the subject matter hereof are merged herein. This Agreement may be amended only by a writing signed by both of the parties hereto. No party may assign this Agreement or any interest herein without the prior written consent of the other party, which consent may be granted or withheld in the absolute discretion of such other party.

                  Correspondence between the parties via fax, purporting to be an amendment to this Agreement, shall be deemed "writing signed by both parties hereto" if, the full name of sender (a party to this Agreement) is affixed to the fax, and, the receiver (the other party to this Agreement) acknowledges receipt of the fax within 72 hours of receipt.

         9.7 Expenses. Each of the parties shall pay all of their own costs and expenses incurred or to be incurred by it in negotiation and preparation of this Agreement.

         9.8      Severability and Invalidity.

                  (a) If any term, restriction, covenant or promise contained in this Agreement is invalid or unenforceable, then the parties agree to be bound by such term, restriction, covenant, or promise as modified to the extent necessary to make it valid and enforceable.

                  (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

         9.9 Review By Counsel. The parties hereby acknowledge that counsel for each party has reviewed this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be construed against the drafting party shall not be employed in the interpretation of this Agreement.

         9.10 Attorney's Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.
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         9.11     No Waiver. The failure of any party to insist upon strict
                  compliance by the other party with any of the terms herein by any of the parties hereto shall not be deemed to be a waiver of any future breach. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

         9.12 Confidentiality. The terms of this Agreement shall be confidential and shall not be disclosed to anyone other than the parties, their attorneys and accountants.

         9.13 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors.

         9.14 Headings. The headings herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             BIOMED:

                                             BIOMED RESEARCH TECHNLOGIES, INC.

                                             By: /s/ Steve Rosner
                                                 -------------------------------
                                                 Steve Rosner
                                                 Executive Vice President

                                             EAI:

                                             ENTREPRENEUR ADVISORS, INC.

                                             By: /s/ LAWRENCE A. MADISON
                                                 -------------------------------
                                                 Laurence A. Madison, COO